Phone :800-213-0689 www.newenergytechnologiesinc.com	Ms. Briana L. Erickson New Energy Technologies, Inc. 3905 National Drive, Suite 110 Burtonsville, MD 20866 Email: Briana@NewEnergyTechnologiesInc.com

News Release

New Energy Engineers Work to Increase Electricity Output from MotionPower™-Heavy

Following successful design, fabrication, and prototyping, engineers now focus on bolstering energy output from MotionPower™-Heavy technology, which generates electricity from the motion of big rigs, trucks, and buses.

Burtonsville, MD – June 24, 2010 – Having recently completed the Company’s first commercial-scale MotionPower™-Heavy prototype, New Energy Technologies, Inc. (OTCBB: NENE) is pleased to announce that engineers are now working to design, test, and refine the technology’s ability to increase and regulate the amount of energy captured by the system in order to maximize its production of electricity.

New Energy’s MotionPower™-Heavy system is mounted flush to the roadway. This discreet, non-disruptive energy harvesting technology is made possible through the novel application of fluid-driven systems. The Company’s unique approach capitalizes on the smooth flow of pressurized fluids and avoids the use of moving mechanical parts, which can be financially expensive, prone to mechanical failure, and inefficient as a consequence of mechanical friction.

The system is fabricated using highly-durable yet deformable roadway surface materials which are embedded flush to the driving surface, parallel to the direction of moving traffic.  As drivers pass over the deformable surface material, their vehicles’ tires depress the surface and any excess kinetic energy of the vehicle is discreetly captured for conversion to electricity by MotionPower™.

New Energy’s flush-mounted MotionPower™ systems are

designed to capture the unused kinetic energy of slowing heavy commercial vehicles only at points where they are required to slow down or come to a stop, thus ensuring that moving vehicles are not ‘robbed’ of energy otherwise required to accelerate.  Once captured, the Company’s MotionPower™ technology creatively converts this excess kinetic energy into sustainable electricity.

New Energy plans to conduct field-tests of the system in real world settings, such as Heller Industrial Parks’ flagship 8.7 million square foot industrial park in metropolitan New York, located in one of the largest contiguous foreign-trade zones in the United States and servicing America’s third largest seaport.

Click here to New Energy's May 17, 2010 press release, announcing demonstration of the MotionPower™-Heavy technology at Heller Industrial Park:

http://www.newenergytechnologiesinc.com/NENE20100517

Engineers consider high traffic installation sites, such as the Heller facility, ideal for harvesting the excess ‘kinetic’ energy of commercial trucks and big rigs to generate sustainable electricity using New Energy’s first-of-its-kind MotionPower™-Heavy technology. Excess kinetic energy is produced similar to the energy present when a bicycle continues to roll even after a cyclist has stopped pedaling.

According to the US Department of Transportation, there are nearly 10 million heavy trucks, big rigs, and buses in America, driving almost 240 million miles each year.  Engineers envision installation of MotionPower™-Heavy systems across the nation, at active warehousing-distribution centers, cargo loading areas, ports of entry, border crossings, toll booths, weigh scales, rest stops, and other sites where large commercial trucks, big rigs, and buses are required to slow down or come to a stop.

About New Energy Technologies, Inc.

New Energy Technologies, Inc., together with its wholly owned subsidiaries, is a developer of next generation alternative and renewable energy technologies. Among the Company’s technologies under development are:

•         MotionPower™ roadway systems for generating electricity by capturing the kinetic energy produced by moving vehicles – a patent-pending technology, the subject of nine patent applications in the United States and two international patent filings. An estimated 250 million registered vehicles drive more than six billion miles on America’s roadways, every day; and

•         SolarWindow™ technologies which enable see-thru windows to generate electricity by ‘spraying’ their glass surfaces with the world’s smallest known solar cells. These solar coatings are less than 1/10th the thickness of ‘thin’ films and make use of the world’s smallest functional solar cells, shown to successfully produce electricity in a published peer-reviewed study in the Journal of Renewable and Sustainable Energy of the American Institute of Physics.

Through established relationships with universities, research institutions, and commercial partners, we strive to identify technologies and business opportunities on the leading edge of renewable energy innovation.  Unique to our business model is the use of established research infrastructure owned by the various institutions we deal with, saving us significant capital which would otherwise be required for such costs as land and building acquisition, equipment and capital equipment purchases, and other start up expenses. As a result, we are able to benefit from leading edge research while employing significantly less capital than conventional organizations.

For additional information, please call Ms. Briana L. Erickson toll-free at 1-800-213-0689 or visit: www.newenergytechnologiesinc.com.

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Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although New Energy Technologies, Inc. (the “Company” or “New Energy Technologies”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that New Energy Technologies, Inc. will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S.  Securities & Exchange Commission at http://www.sec.gov.The Company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.